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                                                                   EXHIBIT 10(i)


                        SEPARATION AGREEMENT AND RELEASE


         THIS SEPARATION AGREEMENT AND RELEASE (this "Agreement") is made by and between Parker Drilling Company ("Company") and James Davis ("Employee").

                                     PURPOSE

         Company and Employee have reached a mutual agreement that Employee's employment will terminate on September 26, 2002 ("the Termination Date") as a result of Employee's desire to pursue outside interests. To achieve a final and amicable resolution of the employment relationship in all its aspects and in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiently of which is hereby acknowledged, the parties hereto agree as follows:

                      COVENANTS AND OBLIGATIONS OF COMPANY

         Payment of Separation Benefits: In recognition of Employee's past service to the Company and in consideration of the release and the conditions contained herein, the Company shall provide the Employee with the following:

               o A severance payment in a lump sum amount of Seven Hundred Forty-three Thousand One Hundred Eighty-seven dollars ($743,187.00).

               o Continued use of the Company's country club membership at Pine Forest Country Club until September 30, 2003. The Company will only reimburse the normal monthly dues.

               o Continued coverage under that certain split dollar life insurance policy until the earlier of the date Employee becomes employed with another company or September 30, 2003. Notwithstanding the above, in the event provisions of the policy precludes the Company from continuing such coverage or in the event regulatory, legal or tax requirements, changes or actions causes the continuation of such coverage to be detrimental to the Company as solely determined by the Company, such continued coverage will be terminated as soon as reasonably practical. Employee agrees that at such time that coverage terminates, he will

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                    expeditiously provide the Company any required
                    documentation, including but not limited to the assignment of the policy if so required.

               o Continued health care coverage for Employee and his spouse under the Company's group health plan (at no monthly contribution cost to Employee) until the earlier of the date Employee becomes eligible for group health care coverage with another employer or September 30, 2003. In the event Employee has not become eligible for group health care coverage by September 30, 2003, he and his spouse will be eligible for coverage under the COBRA provisions of the Company's group health plan and be responsible for remitting the applicable COBRA contributions that may be in effect from time to time.

               o Certain executive outplacement benefits from the firm Drake, Beam and Morin, the scope and extent of which shall be at Company's discretion.

               o Ownership of the laptop computer Employee is currently using in his capacity as an employee. Employee agrees and understands that the Company will delete all company files from the hard drive prior to transfer of ownership to Employee.

               o Extension of Employee's stock options through September 30, 2004. Any stock options which are not presently vested will continue to vest in accordance with their respective vesting schedules. In any event, all of Employee's stock options will terminate the earlier of the respective option grant or on September 30, 2004.

               o Continuation of the Mortgage Buydown Assistance Allowance payable in accordance with the terms and conditions of the 2001 Parker Drilling Company Relocation policy.

Employee's eligibility for the consideration described above is subject to the conditions described herein and to the execution of the release. The lump sum severance payment is subject to normal payroll taxes and shall be mailed to Employee within thirty (30) days after this Agreement becomes effective.

         Other Benefits: Neither this Agreement nor the release contained herein shall waive Employee's right to any vested, accrued benefit under a Company stock option plan, deferred compensation plan or benefit plan in which Employee is a qualified participant, including, but not limited to, any benefits under a pension or retirement plan. Nothing in this agreement shall affect any


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of Employee's rights or obligations with respect to indemnification or director and officer liability coverage to which Employee is entitled or subject in his capacity as a former director and officer of the Company.

                      COVENANTS AND OBLIGATIONS OF EMPLOYEE

         In consideration of the promises and covenants of Company contained in this Agreement, Employee agrees to the following:

         Waiver of Reinstatement and Future Employment: Employee forever waives and relinquishes any right or claim to reinstatement to active employment with Company, its affiliates, subsidiaries, divisions, successors and parent companies. Employee further acknowledges that Company has no obligation to rehire or return Employee to active duty at any time in the future.

         RELEASE: EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, EMPLOYEE FULLY AND FOREVER RELIEVES, RELEASES AND DISCHARGES COMPANY, ITS PREDECESSORS, SUCCESSORS, SUBSIDIARIES, OPERATING UNITS, AFFILIATES, DIVISIONS, AND PARENT COMPANIES AND THE AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND ATTORNEYS OF EACH OF THE FOREGOING, FROM ALL CLAIMS, DEBTS, LIABILITIES, DEMANDS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, COSTS, EXPENSES, DAMAGES, ACTIONS AND CAUSES OF ACTION WHETHER IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ARISING FROM EMPLOYEE'S EMPLOYMENT WITH AND TERMINATION BY COMPANY, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL CLAIMS PURSUANT TO TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, 42 U.S.C. SECTION 2000E, ET SEQ., AS AMENDED BY THE CIVIL RIGHTS ACT OF 1991, WHICH PROHIBITS DISCRIMINATION IN EMPLOYMENT BASED ON RACE, COLOR, NATIONAL ORIGIN, RELIGION OR SEX; THE CIVIL RIGHTS ACT OF 1866, 42 U.S.C. SECTION 1981, 1983 AND 1985, WHICH PROHIBITS VIOLATIONS OF CIVIL RIGHTS; THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, AND AS FURTHER AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT, 29 U.S.C. SECTION 621, ET SEQ., WHICH PROHIBITS AGE DISCRIMINATION IN EMPLOYMENT; THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, 29 U.S.C. SECTION 1001, ET SEQ., WHICH PROTECTS CERTAIN EMPLOYEE BENEFITS; THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED, 42 U.S.C. SECTION 12101, ET SEQ., WHICH PROHIBITS DISCRIMINATION AGAINST THE DISABLED; THE FAMILY AND MEDICAL LEAVE ACT OF 1993, 29 U.S.C. SECTION 2601, ET SEQ., WHICH PROVIDES MEDICAL AND FAMILY LEAVE; THE FAIR LABOR STANDARDS ACT, 29 U.S.C. SECTION 201, ET SEQ., INCLUDING THE WAGE AND HOUR LAWS RELATING TO PAYMENT OF WAGES; STATE STATUTES WHICH PROHIBIT DISCHARGE IN RETALIATION FOR EXERCISING RIGHTS UNDER WORKERS COMPENSATION LAWS;


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AND ALL OTHER FEDERAL, STATE OR LOCAL LAWS OR REGULATIONS PROHIBITING EMPLOYMENT
DISCRIMINATION. THIS RELEASE ALSO INCLUDES, BUT IS NOT LIMITED TO, A RELEASE BY EMPLOYEE OF ANY CLAIMS FOR BREACH OF CONTRACT, MENTAL PAIN, SUFFERING AND ANGUISH, EMOTIONAL UPSET, IMPAIRMENT OF ECONOMIC OPPORTUNITIES, UNLAWFUL INTERFERENCE WITH EMPLOYMENT RIGHTS, DEFAMATION, INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS, FRAUD, WRONGFUL TERMINATION, WRONGFUL
DISCHARGE IN VIOLATION OF PUBLIC POLICY, CONSTRUCTIVE DISCHARGE, BREACH OF ANY EXPRESS OR IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING, THAT THE COMPANY HAS DEALT WITH EMPLOYEE UNFAIRLY OR IN BAD FAITH, AND ALL OTHER COMMON LAW CONTRACT AND TORT CLAIMS. EMPLOYEE IS NOT WAIVING ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THIS AGREEMENT IS SIGNED BY EMPLOYEE, NOR IS EMPLOYEE WAIVING ANY RIGHTS
OR CLAIMS TO WORKERS' COMPENSATION MEDICAL AND DISABILITY BENEFITS ARISING FROM AN INDUSTRIAL INJURY OR OCCUPATIONAL DISEASE. EMPLOYEE REPRESENTS THAT EMPLOYEE HAS NOT GIVEN OR SOLD ANY PORTION OF ANY CLAIM DISCUSSED IN THIS AGREEMENT TO ANYONE.

         EMPLOYEE AGREES THAT SHOULD EMPLOYEE ASSERT ANY CLAIM(S) ENCOMPASSED BY THE RELEASE AGAINST THE COMPANY OR ANY RELEASED PARTY AND SHOULD ANY PORTION OR ASPECT OF THE RELEASE BE HELD VOID OR UNENFORCEABLE AS TO THE CLAIM(S), THE COMPANY SHALL BE ENTITLED TO AN OFFSET AGAINST THE EMPLOYEE'S CLAIM(S) FOR THE ENTIRE AMOUNT OF THE MONETARY CONSIDERATION PAID HEREUNDER.

         NOTWITHSTANDING THE ABOVE, THIS RELEASE DOES RELEASE COMPANY OF ANY OF ITS COVENANTS AND OBLIGATIONS SET FORTH IN THIS AGREEMENT.

         Non-Solicitation: For a period of twelve (12) months following execution of this Agreement, Employee agrees not to offer employment to any employee of Company or induce, or attempt to induce, any employee of Company to leave the employ of Company.

         Protection Of Company's Information: All records, files, data, employee information, drawings, documents, models, equipment, customer lists, stock analyst information, financial projections, and the like relating to the business of the Company, which Employee has used, prepared or come in contact with during his employment by the Company shall be and remain the sole property of the Company and shall not be removed from the premises of the Company without its written consent. Employee agrees that he will not, directly or indirectly, disclose any confidential records, trade information, employee information, financial information, plans, projects, data, formulas,


                                      -4-
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specifications or other trade secrets owned by the Company to any third person, except pursuant to court order or as a result of a valid governmental subpoena. In the case of any such court-ordered or government compelled disclosure, Employee will provide the Company with immediate written notice of the order or subpoena.

         Employee shall not participate in any written or oral statement, discussion, or originate or cause to be originated, any news release or other public announcement or publication, to any third party, including the Company's employees, former employees, its vendors, its clients and or the media relating to his employment by the Company or relating to the Company, its subsidiaries, its customers, its personnel, or agents without prior written approval of the Chairman, Chief Executive Officer or General Counsel of the Company. Employee agrees that he will not publish disparaging statements regarding the Company, its subsidiaries, employees, or agents.

         Confidentiality of Agreement: Employee covenants from the date of execution of this Agreement to forever refrain from disclosing to any third party (other than immediate family members, attorneys and advisors) or other entity any or all of the terms of this Agreement and covenants not disclose same to any third party except pursuant to an order issued by a court of law or other governmental authority.

         Continued Cooperation: Employee will also be reasonably available to assist in any litigation or dispute currently pending or to be brought by or against the Company as to which Employee may have knowledge of the facts and circumstances. Employee agrees to immediately notify the Company and its General Counsel upon receipt of any subpoena or deposition notice compelling his testimony related to matters which he has knowledge of arising out of his employment with the Company. Company shall reimburse Employee for all reasonable expenses, including reasonable attorney fees, in complying with this provision.


                                      -5-
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                           REPRESENTATIONS OF PARTIES

         The parties represent and warrant to and agree as follows:

         Employee acknowledges that the sum to be paid by Company hereunder is consideration to which Employee is not otherwise entitled under any Company plan, program or prior agreement.

         This Agreement has been carefully read by each of the parties and the contents hereof are known and understood by each of the parties. It is signed freely by each party executing this Agreement.

         Employee acknowledges that Employee has been extended a period of twenty-one (21) days within which to consider this Agreement.

         For a period of seven (7) days following Employee's execution of the Agreement, Employee may revoke the Agreement by notifying Company, in writing, of Employee's desire to do so. After the seven (7) day period has elapsed, this Agreement shall become effective and enforceable.

         Employee acknowledges Employee has been advised by the Company to consult with an attorney before executing this Agreement.

                               GENERAL PROVISIONS

         No Admission of Liability: This Agreement and compliance with this Agreement shall not be construed as an admission by Company of any liability whatsoever, or as an admission by Company of any violation of the rights of Employee or any other person, or any violation of any order, law, statute, duty or contract.

         Governing Law: This Agreement will be interpreted and enforced in accordance with the laws of the State of Texas.

         Entirety and Integration: This Agreement constitutes the entire agreement of the parties and all prior negotiations or representations are merged herein or replaced hereby. This Agreement may only be amended by a written amendment signed by both parties to this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives, but neither this Agreement nor any rights hereunder shall be assignable by Employee without the written consent of the Company. In addition, except as provided herein, it is understood that this Agreement supersedes and terminates any prior employment or compensation agreements between Employee and the Company, which prior


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agreements, whether written, oral or implied in law or in fact, are hereby terminated. Further, that except as provided herein, the Company has no other legal obligation to Employee.

         Authorization: Each person signing this Agreement as a party or on behalf of a party represents that he or she is duly authorized to sign this Agreement on such party's behalf, and is executing this Agreement voluntarily, knowingly, and without any duress or coercion.


Dated:
      ------------------      --------------------------------------
                              EMPLOYEE


Dated:                        PARKER DRILLING COMPANY
      ------------------

                                    By:
                                        --------------------------------
                                    Its:
                                        --------------------------------


    THIS AGREEMENT IS VOID UNLESS EXECUTED BY EMPLOYEE AND RETURNED TO PARKER
                     DRILLING WITHIN 21 DAYS OF ITS RECEIPT




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